Exhibit 10.47

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

among:

EIGER BIOPHARMACEUTICALS, INC.

a Delaware corporation;

and

EICCOSE, LLC,

a Delaware limited liability company

Dated as of October 29, 2015

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of October 29, 2015, by and between EIGER BIOPHARMACEUTICALS, INC., a Delaware corporation (“Purchaser”) and EICCOSE, LLC, a Delaware limited liability company (“Seller”). Purchaser and Seller are referred to herein collectively as the “Parties” and individually as a “Party.” Certain other capitalized terms used in this Agreement are defined in Exhibit A. For clarity, Purchaser shall include any assignee, successor-in-interest or remaining entity possessing the Designated Assets (as defined below) in the event of any merger, reorganization or other similar acquisition transaction.

RECITALS

A. Purchaser and Seller wish to provide for the sale by Seller to Purchaser of the Designated Assets (as defined in Section 1.1) by Purchaser on the terms and subject to the conditions set forth in this Agreement.

B. This Agreement has received the requisite corporate approval by Purchaser and Seller.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

SECTION 1. SALE OF DESIGNATED ASSETS; RELATED TRANSACTIONS.

1.1 Sale of Designated Assets. Seller hereby sells and assigns to Purchaser the entirety of their right, title and interest in and to the Designated Assets on the terms and subject to the conditions set forth in this Agreement. The “Designated Assets” shall mean the following assets:

(a) All rights and interests in and to Patents, copyrights, trademarks, trade secrets, know-how, inventions, trade secrets and all other proprietary information, whether patentable or unpatentable and whether or not reduced to practice, and documentation and related applications related to Stanford Docket S11-438 - Pulmonary Arterial Hypertension (“PAH”) and Stanford Docket S14-323 – Lymphedema, consisting principally of the license agreements to be assigned pursuant to Sections 1.1(d), (e) and (f) below;

(b) All techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents including investigational new drug applications (“INDs”), as well as other information related to Bestatin (ubenimex) and its uses in the possession of Seller;

(c) All rights to techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

toxicological and clinical data and results), analytical and quality control data and results, regulatory documents including INDs and correspondence, as well as other information related to Bestatin (ubenimex) and its uses in the possession of Seller;

(d) The license agreement with the Board of Trustees of the Leland Stanford Junior University (“Stanford”) dated May 1, 2015 (the “PAH License Agreement”);

(e) The license agreement with Nippon Kayaku dated May 1, 2015 (the “Nippon Kayaku License Agreement”); and

(f) The license agreement with the Board of Trustees of the Leland Stanford Junior University dated October 27, 2015, (the “Lymphedema License Agreement”, together with the PAH License Agreement and the Nippon Kayaku License Agreement, the “License Agreements”).

1.2 Purchase Price. The purchase price for the Designated Assets shall be (the “Purchase Price”):

(a) Payment of $119,672.88 representing reimbursement of certain previously incurred expenses as set forth on Schedule 1.2, including payments and accrued amounts owed to The Leland Stanford University in connection with the Lymphedema License Agreement and the PAH License Agreement.

(b) At the closing of the next round of financing pursuant to which Purchaser sells shares of its Preferred Stock (or if there is no Preferred Stock, then Common Stock) resulting in gross proceeds to the Company of at least $25,000,000, Purchaser will issue to Seller that number of fully vested shares of Purchaser’s Common Stock equal to 1.75% of the total number of the Company’s outstanding capital stock (excluding all unissued shares available for issuance under Purchaser’s 2009 Equity Incentive Plan) as of the business day immediately following the first closing of such financing (the “Shares”), assuming that all of the closings in such financing (if multiple closes are contemplated) have occurred;

(c) A one-time payment of [ * ], as reasonably verified by Purchaser’s Board of Directors, which good faith determination shall be final;

(d) A one-time payment of [ * ], as reasonably verified by Purchaser’s Board of Directors, which good faith determination shall be final; and

(e) Following the First Commercial Sale of any Product, payments equal to [ * ] of the annual Net Sales of each Product during each calendar year (the “Royalty Payment”). The amount of Royalty Payment payable with respect to any calendar quarter shall be calculated by Purchaser by the [ * ] following the end of a calendar quarter (i.e, April, July, October and January) and paid within [ * ] thereafter. Payment of the royalties shall be calculated in accordance with U.S. Generally Accepted Accounting Principles and a report showing the gross sales and calculation of Net Sales shall accompany each such quarterly payment.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3 Audit; Inspection. For a period of [ * ] following receipt of a Royalty Payment, Seller shall have the right, upon written request to Purchaser, to conduct reasonable inspection and audit of Purchaser’s relevant books and records for the sole purpose of verifying the accuracy of Royalty Payments, provided that: (i) Purchaser shall receive reasonable advance notice of such request; (ii) such inspection or audit shall take place during Purchaser’s regular business hours and at the place where such books and records are maintained; (iii) Purchaser may demand that the Seller (and/or its agents and representative) execute a nondisclosure agreement in a form reasonably satisfactory to Purchaser prior to such inspection or audit; and (iv) in no event shall Purchaser be required to provide access to information that is subject to attorney-client privilege. Any such inspection or audit by Seller shall be no more frequent than once per year and at its sole expense, provided, however, that if any audit indicates an underpayment or underreporting of royalties of more than 5%, then Buyer shall pay the cost of the audit for that year not to exceed [ * ], and any unpaid royalties in arrears with interest.

1.4 Assumed Liabilities. Purchaser shall not assume any Liabilities of Seller (whether or not related to the Designated Assets) other than (a) Liabilities as set forth on Schedule 1.4, including accrued amounts payable under the License Agreements; and (b) obligations under the License Agreements solely to the extent arising after the Closing Date and not relating to any breach or violation of any of the License Agreements prior to the Closing.

1.5 Transfer Taxes; Delivery of Assets.

(a) Seller shall be liable for any sales Taxes, use Taxes, transfer Taxes or similar Taxes, charges or fees that may become payable in connection with the sale of the Designated Assets to Purchaser. Purchaser and Seller shall cooperate to reduce the amount of such Taxes to the extent permitted by applicable law.

(b) Seller shall deliver to Purchaser physical possession of all of the Designated Assets which are tangible assets no later than thirty (30) days following the Closing.

1.6 Allocation. The consideration referred to in Section 1.2 shall be allocated among the Designated Assets as set forth on a purchase price allocation scheduled proposed by Purchaser and reasonably acceptable to Seller delivered within [ * ] following the Closing, and neither of the Parties shall file any tax return or other document with, or make any statement or declaration to, any governmental body that is inconsistent with such allocation, except as required by applicable law.

1.7 Closing.

(a) The closing of the sale of the Designated Assets to Purchaser (the “Closing”) shall take place concurrently with the execution and delivery of this Agreement (the “Closing Date”).

(b) At the Closing:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i) Seller shall execute and deliver to Purchaser: (x) recordable assignment agreements with respect to the Patents included in the Designated Assets; and (y) such bills of sale, endorsements, assignments, and other documents as the Purchaser may determine to be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Designated Assets free and clear of any Encumbrances; and

(ii) Seller shall deliver to Purchaser evidence reasonably satisfactory to Purchaser that all consents, approvals and authorizations from any Governmental Authority or from any other third party that are necessary to consummate the transactions contemplated herein have been obtained.

(iii) Seller shall deliver to Purchaser evidence that the License Agreements have each been properly assigned to Purchaser and all consents, approvals or authorizations necessary for such assignment have been obtained.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule (it is hereby agreed that any information disclosed in any section or subsection of the Disclosure Schedule shall be deemed to relate to and qualify only the corresponding numbered or lettered section or subsection of this Agreement and any other section or subsection to the extent it can be readily understood from reading such Disclosure Schedule (without any additional knowledge) that such disclosure would be applicable to such other sections or subsections):

2.1 Due Organization; No Subsidiaries. Seller is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has no subsidiaries. The Business has historically been conducted solely by Seller.

2.2 Legal Proceedings. There is no claim, lawsuit or other legal proceeding pending or, to the Seller’s knowledge, threatened against Seller that involves the Designated Assets.

2.3 Compliance with Law; Permits. Seller has conducted the Business in material compliance with all applicable laws. Seller holds all licenses, permits, all material licenses, permits, registrations and other governmental authorizations necessary to conduct the Business.

2.4 License Agreements. Seller has delivered to Purchaser accurate and complete copies of the License Agreements. Neither Seller nor any affiliate of Seller has any obligation or Liability with respect to any License Agreement, except as specifically set forth in such License Agreement. With respect to each of the License Agreements: (a) neither Seller nor any affiliate of Seller has (and, to the Knowledge of Seller, no other Person has) violated or breached, or declared or committed any default under, any such License Agreement; (b) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) result in a violation, breach or default by Seller or any affiliate of Seller (or, to the Knowledge of Seller, by any other Person) of or under any of the provisions of any such License Agreement; (c) neither Seller nor any affiliate of Seller has received any notice or other communication regarding any actual or alleged violation or breach of, or default under, any such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

License Agreement; and (d) neither Seller nor any affiliate of Seller has waived any right under any such License Agreement. The License Agreements are valid and in full force and effect. Seller is not in breach of any of the License Agreements. There are no disputes regarding any of the License Agreements and, to the knowledge of Seller, the relationship between Seller and each of other parties to the License Agreements is in good standing other than for payments owed to the Licensors which have been identified on Schedule 1.4 hereto.

2.5 Authority; Binding Nature of Agreements. Seller has the requisite corporate power and authority to enter into and to deliver the Transactional Agreements and to perform its obligations under the Transactional Agreements, and the execution, delivery and performance by Seller of the Transactional Agreements have been duly authorized by all necessary corporate action on the part of Seller. Each of the Transactional Agreements constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a Proceeding at law or in equity).

2.6 No Conflict; Non-Contravention. The execution and delivery of this Agreement, the performance of Seller’s obligations hereunder and the consummation of the transactions hereunder (a) do not and will not conflict with or violate any requirement of applicable Law; (b) do not and will not conflict with or violate the certificate of incorporation, by-laws or other organizational documents of Seller; and (c) do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of Seller or any of its affiliates or any other contract by which the Designated Assets are bound. The execution and delivery by Seller of the Transactional Agreements, and the sale of the Designated Assets by Seller to Purchaser will not result in the imposition or creation of any lien or Encumbrance upon or with respect to any of the Designated Assets. Seller is not required to obtain any additional consent from any Person at or prior to the Closing in connection with the execution and delivery of the Transactional Agreements or the sale of the Designated Assets to Purchaser. Seller is not a party to or otherwise bound by any oral or written legally binding contract or agreement that will result in any other Person obtaining any interest in, or that would give to any other Person any right to assert any claim in or with respect to, any of such Party’s rights under this Agreement.

2.7 No Debarment. None of Seller’s employees, consultants or contractors:

(a) is debarred under Section 306(a) or 306(b) of the FD&C Act or by the analogous Laws of any Governmental Authority;

(b) has, to Seller’s knowledge, been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous Laws of any Governmental Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by Governmental Authority, during the employee’s or consultant’s employment or contract term with Seller; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. health care programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a Governmental Authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.

2.8 Title; Encumbrances. Seller has sufficient legal and beneficial title to or ownership of, and on the Closing Date, Seller will convey to Purchaser, all of the Designated Assets (tangible and intangible), free and clear from any Encumbrances.

2.9 IP Title; Encumbrances.

(a)

(i) Seller owns all right, title, and interest, including a right to bring actions for infringement or other violations thereof available by applicable Law in the intellectual property rights included in the Designated Assets (the “Designated IP”) that are not part of the License Agreements, free and clear of any Encumbrances, and no other Person, including any former or current employee, has any proprietary, commercial, or other interest in the Designated IP; and (ii) there are no existing contracts, options, commitments, or rights with, of, or to any Person to acquire any rights to the Designated IP; and

(ii) has exclusively licensed all right, title, and interest, including a right to bring actions for infringement or other violations thereof available by applicable Law in the intellectual property rights under the License Agreements included in the Designated Assets, free and clear of any Encumbrances, and no other Person other than the Licensor as provided in each such License Agreement has any proprietary, commercial, or other interest such the Designated IP; and there are no existing contracts, options, commitments, or rights with, of, or to any Person to acquire any rights to the Designated IP other than as set forth in each such License Agreement.

(b) Seller has not received any written notice from any Third Party with respect to the Designated Assets (i) asserting or alleging that Seller infringed or misappropriated the intellectual property rights of such Third Party or (ii) challenging or questioning the right of Seller to the Designated IP. There is no action pending, or threatened before any patent and trademark office (or similar Governmental Authority) that was initiated by any Third Party, or any such threatened action, that may, in either case, render any of the Patents included in the Designated Assets invalid or unenforceable.

(c) The Designated IP is valid and enforceable and is not infringing, misappropriating or diluting any legally protectable and enforceable intellectual property right of a Third Party, it being understood by the parties that much of the Designated IP consists of pending patent applications for which there can be no assurance any patents will issue or be enforcible, if issued. No Third Party has asserted that the Designated Assets are invalid or unenforceable.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) No Third Party is infringing or misappropriating the Designated IP, including any current or former employee of or consultant to Seller.

2.10 No Proceeding. There are no pending, and to Seller’s Knowledge, no threatened, adverse actions, claims, investigations, suits or proceedings against any Seller, at Law or in equity, or before or by any Governmental Authority, involving the Designated Assets, or that would have the effect of restricting Seller’s use of the Designated Assets, or preventing, delaying, making illegal, or otherwise interfering with the Contemplated Transactions, nor to Seller’s Knowledge has any such adverse action, claim, investigation, suit or proceeding been brought or threatened.

2.11 No Non-Competition Agreements. Seller is not bound by any non-competition agreements related to the Designated Assets, or by any other agreements with Third Parties that limit or restrict use of the Designated Assets or require any payments for their use other than the payment and other obligations in the License Agreements included in the Designated Assets.

2.12 Compliance with Laws.

(a) Seller has complied in all material respects with all Laws in connection with the prosecution of the Patents included in the Designated Assets, including the duty of candor owed to any patent office pursuant to such Laws;

(b) Seller is in compliance in all material respects with all Laws with respect to the ownership and use of the Designated Assets; and

(c) Seller has not received any written notices or other communications related to any of the Designated Assets from any Governmental Authority regarding any actual, alleged or threatened material violation of, or failure to comply in all material respects with, any Law.

2.13 No Grant of Rights. Except as set forth in the licenses, Seller has not (a) granted any rights with respect to the Designated Assets to any Person other than pursuant to this Agreement, or (b) agreed to indemnify any Third Party against any charge of infringement, misappropriation, or dilution of any of the Designated Assets.

2.14 No Unauthorized Use. No Seller has received any written notice of any unauthorized use, infringement or misappropriation by any Person, including any current or former employee or consultant of Seller, of any of the Designated Assets.

2.15 Renewal and Maintenance Fees. All material renewal and maintenance fees due with respect to the prosecution and maintenance of the Patents included in the Designated Assets have been paid, it being understood that the licensors have made such payments and will be reimbursed for certain of those fees as part of the Assumed Liabilities under this Agreement.

2.16 Inventors.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a) To the Seller’s Knowledge, the inventors named in the Patents in the License Agreements are all of the true inventors for such Patents and each of such inventors has assigned to the licensor, all of his or her right, title and interest in such Patents and the inventions described therein; and

(b) To the extent any Patents are assigned by Seller as part of the Designated Assets, the inventors named in such Patentsre all of the true inventors for such Patents and each of such inventors has assigned to the Seller, all of his or her right, title and interest in such Patents and the inventions described therein.

2.17 Employee Confidentiality Agreements. All current and former employees and paid consultants (in the case of academic consultants, those acting outside the scope of their academic affiliation) of Seller who are or have been substantively involved in the conception, design, review, evaluation, reduction to practice, or development of the Designated IP, have executed written contracts or are otherwise obligated to protect the confidential status and value thereof and to vest in Seller exclusive ownership of the Designated IP, and all intellectual property rights therein.

2.18 List of Material Contracts. Set forth on Schedule 2.18 is a list as of the Closing Date of all material contracts, including any material amendments, work orders, or statements of work thereto, relating to the Designated Assets, and all intellectual property rights thereto.

2.19 Safety and Efficacy. Seller is not aware of any material problems concerning the safety or efficacy of the Designated Assets or of any questions raised by any Governmental Authority with respect thereto that has not been disclosed to the Purchaser, and Seller has informed Purchaser of all adverse drug reactions known to Seller relating to the Designated Assets or its use.

2.20 Regulatory Matters.

(a) Seller has provided or made available any and all material documents and communications in its possession from and to any Governmental Authority, or prepared by any Governmental Authority, related to the Designated Assets, that may bear on the compliance with the requirements of any Governmental Authority, including any notice of inspection, inspection report, warning letter, deficiency letter, or similar communication.

(b) Seller has not received, with respect to the Designated Assets, any written communication (including any warning letter, untitled letter, or similar notices) from any Governmental Authority that was not disclosed to Purchaser in writing and, there is no action pending or, to Seller’s Knowledge, threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that with respect to the Designated Assets, Seller is not currently in compliance with any and all applicable Laws implemented by such Governmental Authority. Seller has not received any written notice from any Governmental Authority claiming that the Designated Assets is not in compliance with all applicable Laws and permits.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Seller has not made, with respect to the Designated Assets, an untrue statement of a material fact or fraudulent statement to any Governmental Authority or failed to disclose a material fact required to be disclosed to such Governmental Authority.

2.21 Taxes. (a) Seller has duly and timely filed all Tax returns (taking into account appropriate extensions) required to be filed with respect to the Designated Assets, each such return is true, correct and complete in all material respects, and Seller has timely paid all Taxes required to be paid with respect to the Designated Assets (whether or not such Taxes are shown as due on any Tax return); (b) there are no currently proposed or pending or threatened adjustments, audits or examinations by any Governmental Authority in connection with any Taxes relating to the Designated Assets, and there are no matters under discussion with any Governmental Authority with respect to Taxes that may result in an additional liability for Taxes with respect to which the Designated Assets may be subject, levied, or assessed; (c) there is no waiver or extension of any statute of limitations with respect to any Tax matter relating to the Designated Assets; (d) no claim has ever been made in writing by a Governmental Authority in a jurisdiction where Seller does not file Tax returns that the Designated Assets is or may be subject to taxation by that jurisdiction; (e) Seller has not entered into a record retention agreement with any Governmental Authority relating to the Designated Assets that is still in effect; and (f) there are no Tax Encumbrances with respect to any Designated Assets.

2.22 No Undisclosed Liabilities. Seller has no Liabilities with respect to the Designated Assets, except for current Liabilities incurred in the ordinary course of business consistent with past practices.

2.23 Books and Records. The material books of account and other records of Seller that relate to the Designated Assets, all of which have been made available to Purchaser, are complete and correct and represent actual, bona fide transactions.

2.24 Compliance with The Foreign Corrupt Practices Act and Export Control and Antiboycott Laws. Seller and its Representatives have not, to obtain or retain business related to the Designated Assets, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment of any amount payable, to: (i) any Person who is an official, officer, agent, employee or representative of any Governmental Authority or of any existing or prospective customer (whether government owned or nongovernment owned); (ii) any political party or official thereof; (iii) any candidate for political or political party office; or (iv) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office, in each case solely to the extent such act constitute a violation of Law.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.25 Restriction on Business Activities. There is no court or governmental order to which Seller is a party to or otherwise binding upon Seller or any of their properties or assets (including the Designated Assets) which has or may reasonably be expected to have the effect of prohibiting or impairing the use of the Designated Assets or limiting the freedom of Purchaser to engage in any line of business or to compete with any Person. Except as set forth in the licenses, Seller has not entered into any contract under which they are, or Purchaser will be after the Closing, restricted from selling, licensing, marketing, manufacturing or otherwise distributing or using any of the Designated Assets or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

2.26 Investment Representations. Seller understands that the Shares have been registered under the Securities Act. Seller also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Seller’s representations contained in the Agreement. Seller hereby represents and warrants as follows:

(a) Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Purchaser so that it is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its own interests. Seller must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Seller understands that Purchaser has no present intention of registering the Shares, or any shares of its Common Stock. Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Seller to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Seller might propose.

(b) Seller is acquiring the Shares for Seller’s own account for investment only, and not with a view towards their distribution.

(c) Seller represents that by reason of its, or of its management’s, business or financial experience, Seller has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Seller is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Seller represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e) Seller has received and read the financial information of Purchaser and has had an opportunity to discuss Purchaser’s business, management and financial affairs with directors, officers and management of Purchaser and has had the opportunity to review Purchaser’s operations and facilities. Seller has also had the opportunity to ask questions of and receive answers from, Purchaser and its management regarding the terms and conditions of this investment.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f) Seller acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Purchaser, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) The office or offices of Seller in which its investment decision was made is located at the address or addresses of Seller set forth in Section 6.1.

2.27 No Brokers. Seller is not obligated to pay any brokerage, commission, finder’s fee or similar fee in connection with the transactions contemplated hereby.

2.28 Full Disclosure. Seller has disclosed to Purchaser all facts material to the Designated Assets, or reasonably likely to have material effects on Purchaser’s consideration of the execution of this Agreement and any agreement to be entered into in connection herewith, or consummation of the transactions contemplated hereby or thereby to one or more officers of the Purchaser. No representation or warranty by Seller in this Agreement or any Schedule hereto contains any untrue statement of a material fact or omits to state any material fact necessary, in each case with respect to the Designated Assets, to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants to Seller that:

3.1 Due Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

3.2 Authority; Binding Nature of Agreements. Purchaser has the requisite corporate power and authority to enter into and to deliver each of the Transactional Agreements to which it is a party and to perform its obligations under each such Transactional Agreement, and the execution, delivery and performance by Purchaser of each of the Transactional Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of Purchaser. Each of the Transactional Agreements constitutes a legal, valid and binding obligation of Purchaser, enforceable against it or them in accordance with its terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a Proceeding at law or in equity).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3 Non-Contravention. The execution and delivery by Purchaser of the Transactional Agreements, and the purchase of the Designated Assets by Purchaser from Seller will not result in a violation of the charter documents of Purchaser.

SECTION 4. SURVIVAL AND INDEMNIFICATION.

4.1 Survival of Representations.

(a) Subject to Sections 4.1(b) and 4.1(d), the representations and warranties of Seller shall survive the Closing and the sale of the Designated Assets to Purchaser and shall expire on the date that is [ * ] following the Closing Date (the “Representation Termination Date”); provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty is given by Seller to Purchaser prior to the Representation Termination Date, then the claim(s) asserted in such Claim Notice shall survive the Representation Termination Date until such time as such claim is (or claims are) fully and finally resolved.

(b) Subject to Section 4.1(d), notwithstanding the foregoing in Section 4.1(a), the representations and warranties set forth in Sections 2.1, 2.4, 2.5, 2.6 and 2.9 (the “Fundamental Representations”) shall survive the Closing and expire on the applicable statute of limitations, provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty is given by Seller to Purchaser prior to the applicable expiration date, then the claim(s) asserted in such Claim Notice shall survive the expiration date until such time as such claim is (or claims are) fully and finally resolved.

(c) The covenants and obligations of each Party shall survive the Closing and the sale of the Designated Assets to Purchaser and shall expire upon the applicable statute of limitation.

(d) The limitations set forth in this Section 4.1 shall not apply in the case of intentional misrepresentation, intentional breach or fraud.

(e) For purposes of this Agreement, a “Claim Notice” shall be deemed to have been given if Purchaser delivers to Seller a written notice stating that Purchaser is of the opinion that there is or there may be a breach of a representation or warranty, asserting a claim for recovery under Section 4.2.

4.2 Indemnification by Seller. From and after the Closing Date (but subject to the limitations set forth in this Section 4), Seller shall hold harmless and indemnify Purchaser from and against, and shall compensate and reimburse Purchaser for, any Damages that are suffered or incurred by Purchaser or to which Purchaser may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

(a) Any inaccuracy in or breach of any of the representations or warranties made by Seller in this Agreement or any certificate or instruments delivered pursuant to this

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement (disregarding the materiality qualifiers in the representations and warranties for purposes of determining the amount of damages);

(b) Any breach of any covenant or obligation of Seller contained in this Agreement;

(c) Any Liability of Seller; and

(d) Any fraud or intentional breach or misrepresentation.

4.3 Limitation on Liability. Notwithstanding anything to the contrary, Seller’s liability to Purchaser: (a) pursuant to Section 4.2(a) (except with respect to the Fundamental Representations), shall be capped at [ * ] of the Purchase Price then paid to Seller; and (b) with respect to all others matters relating to this Agreement or the transactions contemplated hereby shall be capped at the amount of the Purchase Price then paid to Seller pursuant to this Agreement. The limitation set forth in this Section 4.3 shall not apply in the case of intentional breach or misrepresentation or fraud.

4.4 Defense of Third-Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Purchaser or against any other Person) with respect to which Purchaser may be entitled to indemnification, compensation or reimbursement pursuant to this Section 4.4, Purchaser shall have the right, at its election, to proceed with the defense of such claim or Proceeding on its own with counsel. Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding; provided, however, that if Purchaser settles, adjusts or compromises any such claim or Proceeding without the consent of Seller (which consent may not be unreasonably withheld, delayed or conditioned), such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Damages incurred by Purchaser in connection with such claim or Proceeding but shall, in addition to any out-of-pocket costs and expenses related thereto, serve as a cap thereon. Purchaser shall give Seller prompt notice after it becomes aware of the commencement of any such claim or Proceeding against Purchaser; provided that any failure on the part of Purchaser to so notify Seller shall not limit Seller’s liability or rights of Seller except to the extent such failure materially prejudices any aspect of Seller’s defense of such Proceeding. If Purchaser does not elect to proceed with the defense of any such Proceeding, Seller may proceed with the defense of such Proceeding with counsel reasonably satisfactory to Purchaser; provided, however, that Seller may not settle or compromise any such Proceeding without the prior written consent of Purchaser (which consent may not be unreasonably withheld or delayed).

4.5 Exclusive Remedy. The Parties hereto agree that the Purchaser’s sole and exclusive remedy after the Closing with respect to this Agreement, the subject matter thereof and the transactions contemplated hereby, shall be pursuant to the indemnification provisions set forth in this Section 4; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver of the remedies available to Purchaser as set forth in Sections 5.4(d) and 6.8, nor a waiver by Purchaser of any right to specific performance or injunctive relief, or any right or remedy with respect to any claim based on intentional breach or misrepresentation or fraud and all claims related thereto shall survive for the applicable statute of limitations.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.6 Knowledge. Notwithstanding any right of either Party to fully investigate the affairs of the other Party and notwithstanding any knowledge of facts determined or determinable by such Party pursuant to such investigation or right of investigation, each Party has the right to rely fully upon the representations, warranties, covenants and agreements of the other Party in this Agreement, any of the other documents referred to herein, the Disclosure Schedule or in any certificate, financial statement, instrument or other document delivered by the other Party pursuant hereto, and such Party’s right to indemnification under this Article 4 shall not be altered by such investigation or knowledge.

SECTION 5. CERTAIN POST-CLOSING COVENANTS.

5.1 Further Assurances. From and after the Closing, each of Purchaser and Seller will, to the extent reasonably requested by the other Party and at such other Party’s sole expense, execute and deliver such documents and instruments and take such other actions as such other Party may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.

5.2 Publicity. Seller agrees that, on and at all times after the date of this Agreement but only to the extent Purchaser has maintained confidentiality regarding the transactions contemplated hereby and the terms of this Agreement: (a) no press release or other publicity concerning any of the transactions contemplated hereby shall be issued or otherwise disseminated by it or on its behalf without Purchaser’s prior written consent; and (b) Seller shall continue to keep the terms of this Agreement strictly confidential. Any disclosure by Seller hereunder following a disclosure by Purchaser shall be limited to and consistent with the disclosure by Purchaser.

5.3 Tax Cooperation. Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Designated Assets (including access to books and records) as is reasonably necessary for the filing of all tax returns, and making of any election related to taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any tax return.

5.4 Non-Competition.

(a) Seller hereby covenants, acknowledges and agrees that it will not, at any time during [ * ] from the Closing Date, either directly or indirectly, as principal, agent, owner, partner, employee, consultant, shareholder, director or officer, as the case may be, in any manner whatsoever, own, be engaged in, be concerned with, be interested in, operate, have any financial interest in or advance, lend money to, guarantee the debts or obligations of, permit its name or any part thereof to be used or applied by any Person, firm or corporation engaged in or concerned with or interested in, directly or indirectly, in any Competitive Activity in any territory in which the Products are currently planned to be commercialized, except as a passive shareholder holding less than [ * ] percent of the outstanding shares of a corporation offering its shares to the public and whose shares are listed and posted for trading on a recognized stock exchange.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Relief.

(i) Injunctive Relief. Seller acknowledges that breach of Seller’s covenants contained in this Section 5.4 may cause irreparable harm to the Business, which may not be compensable through monetary damages. Seller therefore hereby acknowledges that in the event of a breach or a threatened breach by Seller or its affiliates of such covenants, Purchaser will be entitled, in addition to any other rights, remedies or damages which may be available to Purchaser, at law or in equity, to obtain an interim and permanent injunction in order to prevent or restrain any breach or threatened breach of this Agreement by Seller or its affiliates, partners, employers, employees, servants, agents, representatives, and other Persons directly or indirectly acting for, or on behalf of, or with, Seller. Seller further agrees that Purchaser shall be entitled to injunctive relief without having to prove damages.

(ii) Restrictions Reasonable. Purchaser and Seller acknowledge and confirm that:

(1) they have been independently advised by their respective counsel with respect to the provisions of this Section 5.4;

(2) they have negotiated the provisions of Section 5.4 on an equal footing based on equal bargaining power at the Closing Date;

(3) neither Purchaser nor Seller were required or induced by force, threats, or other means of intimidation or in any other manner to enter into this Agreement;

(4) the provisions of this Section 5 are reasonable and do not go beyond what is necessary to protect the interests of Purchaser; and

(5) this Agreement is supported by adequate consideration.

5.5 Confidentiality. Seller covenants and agrees not to at any time, directly or indirectly, use, disclose or publish, or permit other Persons (including affiliates of Seller), to directly or indirectly use, disclose or publish, any Confidential Information, except as set forth herein or unless (a) such information becomes generally known to the public through no fault of Seller, (b) Seller is advised by counsel that disclosure is required by law or the order of any Governmental Authority of competent jurisdiction under color of law, or (c) Seller reasonably believes (based on advice of counsel) that such disclosure is required in connection with the defense of a lawsuit; provided, that prior to disclosing any information pursuant to clause (b) or (c) above, Seller shall give prior written notice thereof to Purchaser and provide Purchaser with the opportunity to contest or limit such disclosure and shall cooperate with efforts to prevent such disclosure.

SECTION 6. MISCELLANEOUS PROVISIONS.

6.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as Federal Express), upon receipt; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as either Party shall provide by like notice to the other Party:

If to Seller:

Eiccose, LLC

1115 Lafayette Street

Santa Clara, CA 95050

Attention: Manager

Facsimile:

If to Purchaser:

Eiger BioPharmaceuticals, Inc.

350 Cambridge Avenue, Suite 350

Palo Alto, CA 94306

Attention: David Cory

Facsimile:

With copies (which shall not constitute notice) to:

Cooley LLP

3175 Hanover St.

Palo Alto, CA 94304

Attention: Glen Sato

Facsimile: (650) 849-7400

6.2 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.3 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

6.4 Governing Law; Venue.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Any proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the State of California. Each Party:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California) in connection with any such proceeding;

(ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such proceeding commenced in any state or federal court located in the State of California, any claim that such Party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

6.5 WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

6.6 Successors and Assigns; Parties in Interest. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators. Seller may not assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of Purchaser. Purchaser may freely assign any or all of its rights hereunder, in whole or in part, to any other Person without obtaining the consent or approval of any other Person.

6.7 Waiver. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

6.8 Specific Performance. Each Party agrees that: (a) in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement, such Party shall be entitled (in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

injunction restraining such breach or threatened breach; and (b) neither Party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related legal proceeding.

6.9 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Seller and Purchaser.

6.10 Severability. In the event that any provision of this Agreement, or the application of any such provision to either Party or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to a Party or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

6.11 Expenses. Each Party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of, such Party in connection with the negotiation, preparation and review of this Agreement and the other Transactional Agreements and the consummation and performance of the transactions contemplated herein.

6.12 Entire Agreement. The Transactional Agreements set forth the entire understanding of the Parties relating to the subject matter thereof and supersede all prior agreements and understandings between the Parties relating to the subject matter thereof.

6.13 Waiver of Conflicts. Each Party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to Purchaser, has in the past performed and may in the future represent Seller or its affiliates in matters unrelated to the transactions contemplated by this Agreement and that a waiver by each Party has been provided in connection with this transaction (the “Acquisition”). The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to Purchaser and has negotiated the terms of the Acquisition solely on behalf of Purchaser. Seller and Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Acquisition, Cooley has represented solely Purchaser, and not Seller or any stockholder, director or employee of Seller or Purchaser; and (c) gives its informed consent to Cooley’s representation of Purchaser in the Acquisition.

6.14 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement and Exhibit A, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

[Remainder of page intentionally left blank]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The Parties have caused this Agreement to be executed and delivered as of the date first above mentioned.

PURCHASER:

Eiger BioPharmaceuticals, Inc.

By:	/s/ James Welch
Name:	James Welch
Title:	CFO

SELLER:

EICCOSE, LLC

By:	/s/ David Cory
Name:	David Cory
Title:	CEO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LIST OF EXHIBITS

Exhibit A - Certain Definitions

LIST OF SCHEDULES

Disclosure Schedule

Schedule 1.2 – Reimbursed Expenses

Schedule 1.4 – Assumed Liabilities

Schedule 1.6 – Purchase Price Allocation

Schedule 2.17 – Material Contracts

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Agreement. “Agreement” shall mean the Asset Purchase Agreement (including the Disclosure Schedule), to which this Exhibit A is attached as it may be amended from time to time.

Business. “Business” shall mean all activity related to Seller’s development, ownership and use of the Designated Assets.

Competitive Activity. “Competitive Activity” shall mean the research or development of, sale, testing, marketing, commercialization or offer of the Product or any product or service that competes with the Product or that could be developed and commercialized for the same indications as the Product.

Confidential Information. “Confidential Information” shall mean all non-public information regarding the Designated Assets.

Contemplated Transactions. “Contemplated Transactions” shall mean all of the transactions contemplated by this Agreement.

Damages. “Damages” shall mean any loss, damage, injury, liability, tax, fee (including any reasonable legal fee), charge or similar expense, excluding any punitive, unforeseeable consequential damages or exemplary damages.

Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule delivered by Seller to Purchaser contemporaneously with the execution and delivery of the Agreement.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

First Commercial Sale. “First Commercial Sale” means the date after regulatory approval in any indication on which Product is first sold to an independent third party, which

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

sale is not an “at risk” sale into the market (i.e., sold before resolving outstanding patent laws suits involving a generic product). First Commercial Sale shall not include Products used for samples or for research, test marketing, clinical trial purposes, compassionate or other similar use or for warehousing or staging in advance of release of the Licensed Product for commercial sale.

Governmental Authority. “Governmental Authority” means any federal, national, state, provincial or local government, or political subdivision thereof (including any agency, branch, office, commission, or council), or any multinational organization or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

Knowledge. “Knowledge” means the actual or constructive knowledge of any director or officer of Seller, after reasonable inquiry under the circumstances.

Law. “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Government Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Net Sales. “Net Sales” means, with respect to the Product, the total amount invoiced by Purchaser or its licensees to each third party receiving the Product in arm’s length transactions, less the following deductions from such total amounts which are actually incurred, allowed, accrued or specifically allocated: (a) normal and customary trade, cash and quantity discounts, and inventory write-offs (including amounts repaid, discounted or credited by reason of risk sharing schemes with any Governmental Authority or any Pricing Authority), actually given, credits, price adjustments or allowances for damaged, outdated or defective Product, delayed ship orders, returns, or rejections of Product, including recalls and allowances for uncollectible amounts and/or bad debts on previously sold Products; (b) chargeback payments and rebates (or the equivalent thereof) (including amounts repaid, discounted or credited by reason of retroactive price reductions, discounts, or rebates, which are, in each case, imposed upon Purchaser or licensees by any Governmental Authority or any Pricing Authority), and other payments required by law to be made under Medicaid, Medicare and other government special medical assistance programs, branded prescription drug fees (or similar fees or Taxes) due under the Affordable Care Act (or similar legislation), for the Product granted to group purchasing organizations, managed health care organizations or to federal, state/provincial, local and other governments, including their agencies, purchasers, reimbursers, Pricing Authorities, or to trade customers; (c) reasonable and customary freight, shipping insurance and other transportation expenses related to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the sale of the Product; (d) required distribution commissions/fees payable to any third party providing distribution services to Purchaser or licensees; (e) other customary commercial price adjustments, including shelf stock adjustments and reprocurement charges; and (f) sales, value-added, excise taxes, tariffs and duties, and other Taxes and government charges directly related to the sale, to the extent that such items are included in the gross invoice price of the Product and borne by Purchaser or licensees. For the purposes of this definition: (x) the transfer of the Product by Purchaser or one of its affiliates or licensees to another affiliate shall not be considered a sale; and (y) any disposal of the Product for, or use of the Product in or for sample authorization, research, test marketing, clinical trial purposes, compassionate or other similar use (at or below cost) or for warehousing or staging in advance of release of the Product for commercial sale, shall not give rise to any deemed sale under this definition.

Patent(s). “Patent(s)” shall mean any issued patent or pending patent application (including inventor’s certificates and utility models) or patent rights to inventions, in any country or jurisdiction, including all provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, PCTs, pediatric exclusivity periods, and foreign equivalents to any of the foregoing.

Person. “Person” shall mean any individual, corporation, partnership, limited liability company, or other legal entity or governmental body other than Purchaser and Seller.

Pricing Authority. “Pricing Authority” means any public body (including the National Institute of Clinical Excellence and the Scottish Medicines Consortium in the U.K.; the Institute for Quality and Efficiency in Healthcare in Germany; the Technical Scientific Commission in Italy; the Directorate of Pharmacy and Healthcare Products in Spain; and the National Union of Health Insurance Funds and the National Authority of Health in France) or non-Governmental Authority (including “Sick Funds” in Germany) with the authority to control, approve, recommend or otherwise determine pricing and reimbursement of pharmaceutical products, including those with authority to enter into risk sharing schemes and/or to impose retroactive price reductions, discounts, or rebates.

Proceeding. “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or any arbitrator or arbitration panel.

Product. “Product” shall mean any pharmaceutical product that contains or uses (a) the Seller’s compound known as Bestatin (ubenimex) or (b) Seller’s compound identified as an LTB4 inhibitor, in either case, in any formulation or dosage form as a method of treatment.

Securities Act. “Securities Act” shall mean Securities Act of 1933, as amended.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any governmental body, or (b) payable pursuant to any tax-sharing agreement or similar contract.

Third Party. “Third Party” means any Person other than a Party or an affiliate of a Party.

Transactional Agreements. “Transactional Agreements” shall mean the Agreement any other documents delivered by Seller to Purchaser to complete the transactions contemplated hereby.

Valid Claim. “Valid Claim” means (i) a claim of any issued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (A) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (B) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; or (ii) a claim of a pending Patent application that was filed and is being prosecuted in good faith, has not been outstanding for more than [ * ] and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 1.2

REIMBURSED EXPENSES

Eiccose Expenses Paid Out (to be reimbursed)

Expense	Amount ($)
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]
[*]	[	*]

Total	[	*]

Eiccose Payables (accrued and to be paid)

Expense	Amount ($)
[*]	[	*]

Total	[	*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 1.4

ASSUMED LIABILITIES

1.	License Agreements.

2.	See Schedule 1.2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 2.17

MATERIAL CONTRACTS

1.	PharmaDirections, Inc. – WK0-EIG-954, Assistance in Ubenimex Dosage Form Manufacturing dated August 10, 2015

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.